Exhibit 99.1

Endurance International Group Reports 2016 Second Quarter Results

•	GAAP revenue of $290.7 million

•	Net loss of $(33.4) million

•	Adjusted EBITDA of $76.9 million

•	Adjusted EBITDA (as previously defined) of $93.8 million

•	GAAP cash flow from operations of $53.8 million

•	Free cash flow of $41.6 million

•	Total subscribers on platform were approximately 5.480 million at quarter end

BURLINGTON, MA (August 2, 2016) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its second quarter ended June 30, 2016.

“We continue to focus on a long-term vision, and our second quarter was another step in that direction, with healthy year over year growth and operational execution,” commented Hari Ravichandran, chief executive officer and founder of Endurance International Group. “As we exit the first half of the year and assess our 2016 progress, we continue to learn from our marketing efforts. Certain initiatives, such as Constant Contact, performed above expectations, while others, such as our growth products, came in below expectations and at a higher than expected marketing cost. We believe that these investments will fuel future growth in revenue and cash flows, but in-year returns for these initiatives are lower than earlier anticipated. We have revised our outlook downward accordingly. We remain confident in our ability to continue working toward a longer-term vision of providing a fully integrated suite of solutions for small businesses.”

Changes to non-GAAP financial measures

During the second quarter, the company made several changes to its non-GAAP financial measures in light of recent Compliance and Disclosure Interpretations (C&DIs) issued by the staff of the U.S. Securities and Exchange Commission (SEC), and in an effort to simplify some of its non-GAAP measures. The company has changed the definition of its adjusted EBITDA measure to GAAP net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, and impairment of other long-lived assets. This revised measure does not adjust for changes in deferred revenue, and includes the impact of the following items which were previously excluded: (gain) loss on sale of assets, integration expenses, legal advisory expenses, and purchase accounting impact of reduced fair value of deferred domain registration costs.

Further, after the second quarter, the company will no longer present adjusted revenue, and has therefore changed its average revenue per subscriber (ARPS) definition such that it is now based on GAAP revenue rather than adjusted revenue. Please see the Appendix to this earnings release for a presentation of the company’s revised definitions of adjusted EBITDA and ARPS for prior periods, as well as a reconciliation of the revised definitions to previous definitions of adjusted EBITDA and ARPS.

Second Quarter 2016 Financial Highlights

•	GAAP revenue for the second quarter of 2016 was $290.7 million, an increase of 59 percent compared to $182.4 million in the second quarter of 2015. Revenue for the quarter includes a contribution of $94.7 million from Constant Contact.

•	Adjusted revenue for the second quarter was $292.6 million, an increase of 60 percent compared to $183.3 million in the second quarter of 2015. Adjusted revenue for the quarter includes a contribution of $95.2 million from Constant Contact.

•	Net loss for the second quarter was $(33.4) million compared to net loss of $(2.1) million for the second quarter of 2015.

•	Net loss attributable to Endurance International Group Holdings, Inc. for the second quarter was $(28.0) million, or $(0.21) per diluted share, compared to net loss of $(2.1) million, or $(0.02) per diluted share, for the second quarter of 2015.

•	Under the revised definition of adjusted EBITDA discussed above, adjusted EBITDA for the second quarter was $76.9 million compared to $51.1 million in the second quarter of 2015.

•	Under the previous definition of adjusted EBITDA, previous adjusted EBITDA for the second quarter was $93.8 million compared to $61.6 million in the second quarter of 2015.

•	GAAP cash flow from operations for the second quarter was $53.8 million, an increase of 17 percent compared to $46.0 million for the second quarter of 2015.

•	Free cash flow, defined as GAAP cash flow from operations less capital expenditures and capital lease obligations, for the second quarter was $41.6 million, an increase of 10 percent compared to $37.8 million for the second quarter of 2015.

Second Quarter Operating Highlights

•	Total subscribers on platform were approximately 5.480 million. See “Total Subscribers” below.

•	Under the revised definition of ARPS discussed above, ARPS for the second quarter was $17.74, compared to $14.23 for the same period a year ago. Excluding the impact of Constant Contact, ARPS for the second quarter was $13.32.

•	Under the previous definition of ARPS, ARPS for the second quarter was $17.85, compared to $14.30 for the same period a year ago. Excluding the impact of Constant Contact, ARPS for the second quarter under the previous definition was $13.41.

•	In July, the company increased its ownership in the WZ UK, Ltd. joint venture for $18.0 million, bringing its ownership stake to 86.4 percent.

•	Also in July, the company acquired the remaining 60 percent of Appmachine B.V., a Netherlands-based developer of mobile app solutions in which it previously had a 40 percent stake, for $22.5 million payable over a four year period, of which $5.5 million was paid upon closing.

Fiscal 2016 Guidance:

The company is providing the following guidance as of the date of this release, August 2, 2016. For the full year ending December 31, 2016, the company expects:

On a closing date basis*	Prior guidance – closing date basis				Updated guidance (at Aug. 2, 2016)
Adjusted revenue	~$	1,175 million
Change in outlook	~$	(60) million
Purchase accounting impact	~$	(25) million
GAAP revenue		—			~$	1,090 million

GAAP net loss(1)			~$	(70) million
Previous adjusted EBITDA	~$	400 million
Change in outlook	~$	(30) million
Change in deferred revenue	~$	(80) million
Integration and legal costs	~$	(20) million
Adjusted EBITDA		—			~$	270 million

Cash flow from operations(1)		—	~$	158 million
Capital expenditures (including capitalized leases)	~$	60 million			~$	58 million
Free cash flow		$140-$150 million				$100 million

On a combined entity pro forma** basis:	Prior guidance – pro forma basis				Updated guidance (at Aug. 2, 2016)
Adjusted revenue	~$	1,225 million
Change in outlook	~$	(60) million
Timing of the close of the Constant Contact transaction		$(10) million
Purchase accounting impact	~$	(25) million
GAAP revenue					~$	1,130 million

Net loss(1)			~$	(58) million
Previous adjusted EBITDA	~$	405 million
Change in outlook	~$	(30) million
Change in deferred revenue	~$	(80) million
Integration and legal costs	~$	(20) million
Adjusted EBITDA					~$	275 million

(1)	Please see reconciliation of estimated GAAP net (loss) income to guidance for adjusted EBITDA, and GAAP cash flow from operations to guidance for free cash flow in the attached reconciliation tables for the period noted.
*	Reflects inclusion of Constant Contact results starting on February 10, 2016, the day after the closing of the acquisition.
**	Represents guidance for 2016 as if the acquisition of Constant Contact had occurred on January 1, 2016.

Adjusted revenue, adjusted EBITDA, previous adjusted EBITDA, free cash flow, and ARPS (previous definition) are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release. We will not be reporting or providing guidance for adjusted revenue or previous adjusted EBITDA in future periods.

Conference Call and Webcast Information

Endurance International Group’s second quarter 2016 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Tuesday, August 2, 2016. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Use of Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use certain non-GAAP financial measures described below to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. During the second quarter of 2016, we made several changes to our non-GAAP financial measures in light of the C&DIs issued by the staff of the SEC as described below.

A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor the non-GAAP financial measures described below, and we believe they are helpful to investors, because we believe they reflect the operating performance of our business and help management and investors gauge our ability to generate cash flow, excluding some recurring and non-recurring items that are included in the most directly comparable measures calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as GAAP net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of acquired intangible assets, stock based compensation, transaction expenses, expenses related to restructuring, (gain) loss of unconsolidated entities, and impairment of other long-lived assets. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

During the second quarter of 2016, we changed our adjusted EBITDA measure. Our previous definition of adjusted EBITDA was as follows: GAAP net income (loss) plus (i) changes in deferred revenue, depreciation, amortization, stock-based compensation expense, loss of unconsolidated entities, net loss on sale of assets, impairment of other intangibles, expenses related to integration of acquisitions and restructurings, transaction expenses and charges, certain legal advisory expenses, interest expense and income tax expense, less (ii) earnings and gains related to unconsolidated entities, net gain on sale of assets and the impact of purchase accounting related to reduced fair value of deferred domain registration costs.

Please see the Appendix to this earnings release for a presentation of our revised adjusted EBITDA definition for prior periods, as well as a reconciliation of revised adjusted EBITDA to our previous adjusted EBITDA definition. After the second quarter of 2016, we will no longer present our previous definition of adjusted EBITDA.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as GAAP cash flow from operations less capital expenditures and capital lease obligations. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including capital lease obligations).

Adjusted Revenue is a non-GAAP financial measure that we calculate as GAAP revenue adjusted to exclude the impact of any fair value adjustments to deferred revenue resulting from acquisitions. We have historically presented adjusted revenue in order to show our revenue prior to purchase accounting charges related to our acquisitions. After the second quarter of 2016, we will no longer present adjusted revenue.

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the second quarter of 2016, the net impact of these adjustments was negative, reducing the net increase in total subscribers during the quarter by approximately 9%.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period. We believe ARPS is an indicator of our ability to optimize our mix of products and services and pricing and sell products and services to new and existing subscribers. As we on-board new subscribers, we typically on-board them at introductory prices, which negatively impacts ARPS. Furthermore, ARPS can be impacted by our acquisitions due to acquisition-related purchase accounting charges and because the acquired subscribers may have higher or lower than average ARPS, and by adjustments to our total subscribers figure as described above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

During the second quarter of 2016, we changed our definition of ARPS such that it is now based on GAAP revenue rather than adjusted revenue. Under our previous definition of ARPS, we divided adjusted revenue, rather than GAAP revenue, by average subscribers for the period in order to obtain ARPS.

Please see the Appendix to this earnings release for a presentation of our revised definition of ARPS for prior periods, as well as a reconciliation of the revised definition to our previous ARPS definition. After the second quarter of 2016, we will no longer present our previous definition of ARPS.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for fiscal year 2016; the ability of our initiatives to drive future growth in revenue and cash flows; and our expected financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “will,” “may”, “continue”, “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that we will continue to encounter challenges in carrying out our plans for our growth products, or that our core business will perform below our expectations; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; an adverse impact on our business from litigation or regulatory proceedings; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions; our inability to maintain a high level of subscriber satisfaction; our inability to continue to add new subscribers, increase sales to our existing subscribers, or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2016 filed with the SEC on May 9, 2016 and other reports we file with the SEC.

We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group (NASDAQ: EIGI) (em)Powers millions of small businesses worldwide with products and technology to vitalize their online web presence, email marketing, mobile business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator, Domain.com, BigRock, SiteBuilder and Impress.ly, among others. Headquartered in Burlington, Massachusetts, Endurance employs more than 3,800 people across the United States, Brazil, India and the United Kingdom. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Lark-Marie Antón

Endurance International Group

(781) 852-3212

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2015	June 30, 2016
Assets
Current assets:
Cash and cash equivalents	$33,030	$75,592
Restricted cash	1,048	3,513
Accounts receivable	12,040	11,564
Prepaid domain name registry fees	55,793	55,020
Prepaid expenses and other current assets	15,675	37,742

Total current assets	117,586	183,431
Property and equipment—net	75,762	105,241
Goodwill	1,207,255	1,836,912
Other intangible assets—net	359,786	690,707
Deferred financing costs	—	5,748
Investments	27,905	34,513
Prepaid domain name registry fees, net of current portion	9,884	10,042
Other assets	4,322	4,752

Total assets	$1,802,500	$2,871,346

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$12,280	$15,345
Accrued expenses	50,869	97,051
Deferred revenue	285,945	355,318
Current portion of notes payable	77,500	35,700
Current portion of capital lease obligations	5,866	6,539
Deferred consideration—short term	51,488	50,575
Other current liabilities	3,973	3,685

Total current liabilities	487,921	564,213
Long-term deferred revenue	79,682	89,589
Notes payable—long term, net of original issue discounts of $0 and $27,550, and deferred financing costs of $990 and $44,687, respectively	1,014,885	1,969,588
Capital lease obligations—long term	7,215	3,673
Deferred tax liability	28,786	40,502
Deferred consideration—long term	813	25
Other liabilities	3,524	7,436

Total liabilities	1,622,826	2,675,026

Redeemable non-controlling interest	—	28,208
Commitments and contingencies
Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 132,024,558 and 133,574,477 shares issued at December 31, 2015 and June 30, 2016, respectively; 131,938,485 and 133,574,477 outstanding at December 31, 2015 and June 30, 2016, respectively	14	14
Additional paid-in capital	848,740	844,464
Accumulated other comprehensive loss	(1,718)	(2,774)
Accumulated deficit	(667,362)	(673,592)

Total stockholders’ equity	179,674	168,112

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,802,500	$2,871,346

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Revenue	$182,431	$290,713	$359,749	$527,826
Cost of revenue	104,937	153,077	205,911	289,553

Gross profit	77,494	137,636	153,838	238,273

Operating expense:
Sales and marketing	37,224	80,309	72,268	159,603
Engineering and development	6,633	27,687	12,004	43,942
General and administrative	19,471	34,830	36,678	75,109
Transactions expenses	1,618	978	3,141	32,098

Total operating expense	64,946	143,804	124,091	310,752

Income (loss) from operations	12,548	(6,168)	29,747	(72,479)

Other income (expense):
Other income	5,440	—	5,440	11,410
Interest income	117	142	209	276
Interest expense	(14,011)	(40,994)	(28,332)	(71,365)

Total other income (expense)—net	(8,454)	(40,852)	(22,683)	(59,679)

Income (loss) before income taxes and equity earnings of unconsolidated entities	4,094	(47,020)	7,064	(132,158)
Income tax expense (benefit)	2,707	(13,931)	3,685	(113,833)

Income (loss) before equity earnings of unconsolidated entities	1,387	(33,089)	3,379	(18,325)
Equity loss of unconsolidated entities, net of tax	3,458	341	4,566	1,024

Net loss	$(2,071)	$(33,430)	$(1,187)	$(19,349)

Net loss attributable to non-controlling interest	—	(5,390)	—	(13,120)

Net loss attributable to Endurance International Group Holdings, Inc.	$(2,071)	$(28,040)	$(1,187)	$(6,229)

Comprehensive income (loss):
Foreign currency translation adjustments	94	540	(522)	882
Unrealized loss on cash flow hedge, net of taxes of $0 and ($218), and $0 and ($824) for the three and six months ended June 30, 2015 and 2016, respectively	—	(427)	—	(1,938)

Total comprehensive loss	$(1,977)	$(27,927)	$(1,709)	$(7,285)

Basic and Diluted net loss per share attributable to Endurance International Group Holdings, Inc.	$(0.02)	$(0.21)	$(0.01)	$(0.05)

Weighted-average common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc:
Basic and Diluted	131,186,382	132,566,622	131,091,756	132,736,382

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Cash flows from operating activities:
Net loss	$(2,071)	$(33,430)	$(1,187)	$(19,349)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	8,229	16,760	16,095	29,932
Amortization of other intangible assets from acquisitions	22,135	37,823	43,433	67,697
Impairment of long-lived assets	—	6,848	—	8,285
Amortization of deferred financing costs	21	1,651	41	2,562
Amortization of net present value of deferred consideration	143	799	281	1,582
Dividend from minority interest	—	50	—	50
Amortization of original issue discounts	—	823	—	1,272
Stock-based compensation	6,539	15,024	10,510	33,412
Deferred tax expense (benefit)	1,580	(14,259)	1,961	(117,462)
(Gain) loss on sale of assets	(4)	(224)	36	(225)
Gain from unconsolidated entities	(5,440)	—	(5,440)	(11,410)
Loss of unconsolidated entities	3,458	341	4,566	1,024
Loss from change in deferred consideration	887	—	1,083	21
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,592)	(598)	193	1,546
Prepaid expenses and other current assets	(2,061)	787	(6,802)	(14,886)
Accounts payable and accrued expenses	6,554	9,544	8,898	26,517
Deferred revenue	7,631	11,904	22,564	55,047

Net cash provided by operating activities	46,009	53,843	96,232	65,615

Cash flows from investing activities:
Businesses acquired in purchase transactions, net of cash acquired	(28,914)	(18,180)	(28,914)	(899,889)
Cash paid for minority investment	—	(5,000)	—	(5,600)
Purchases of property and equipment	(7,262)	(10,821)	(14,511)	(20,961)
Proceeds from note receivable	3,454	—	3,454	—
Proceeds from sale of assets	38	252	64	252
Purchases of intangible assets	(8)	(27)	(8)	(27)
Deposits of principal balances in restricted cash accounts	36	(31)	(302)	(768)

Net cash used in investing activities	(32,656)	(33,807)	(40,217)	(926,993)

Cash flows from financing activities:
Proceeds from issuance of term loan and notes, net of original issue discounts	—	—	—	1,056,178
Repayments of term loans	(2,625)	(24,925)	(5,250)	(33,850)
Proceeds from borrowing of revolver	31,000	—	38,000	16,000
Repayment of revolver	(17,000)	—	(53,000)	(83,000)
Payment of financing costs	—	(122)	—	(51,727)
Payment of deferred consideration	(10,103)	—	(10,591)	(707)
Payment of redeemable non-controlling interest liability	(10,181)	—	(20,362)	—
Principal payments on capital lease obligations	(943)	(1,457)	(1,873)	(2,896)
Capital investment from minority partner	—	1,000	—	1,000
Proceeds from exercise of stock options	299	735	652	1,328

Net cash provided by (used in) financing activities	(9,553)	(24,769)	(52,424)	902,326

Net effect of exchange rate on cash and cash equivalents	69	1,048	(437)	1,614

Net (decrease) increase in cash and cash equivalents	3,869	(3,685)	3,154	42,562
Cash and cash equivalents:
Beginning of period	$31,664	$79,277	$32,379	$33,030

End of period	$35,533	$75,592	$35,533	$75,592

Supplemental cash flow information:
Interest paid	$13,885	$27,512	$28,111	$44,171
Income taxes paid	$1,715	$1,480	$2,417	$2,448

Following the second quarter of 2016, the company will no longer present adjusted EBITDA as previously defined. The company has changed the definition of its adjusted EBITDA measure to GAAP net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, and impairment of other long-lived assets. Please see the Appendix for a presentation of the company’s revised definition of adjusted EBITDA as well as a reconciliation of the revised definition to the previous definition.

The following table presents a reconciliation of net loss calculated in accordance with GAAP to adjusted EBITDA and the previous definition of adjusted EBITDA (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
Net loss attributable to Endurance International Group Holdings, Inc.	$(2,071)	$(28,040)	$(1,187)	$(6,229)
Net loss attributable to non-controlling interest	—	(5,390)	—	(13,120)

Net loss	$(2,071)	$(33,430)	$(1,187)	$(19,349)

Interest expense, net (including impact of amortization of deferred financing costs and original issuance discounts)	13,894	40,852	28,123	71,089
Income tax expense (benefit)	2,707	(13,931)	3,685	(113,833)
Depreciation	8,229	16,760	16,095	29,932
Amortization of other intangible assets	22,135	37,823	43,433	67,697
Stock-based compensation	6,539	15,024	10,510	33,412
Restructuring expenses	—	5,663	—	17,265
Transaction expenses and charges	1,618	978	3,141	32,098
(Gain) loss of unconsolidated entities (1)	(1,982)	341	(874)	(10,386)
Impairment of other long-lived assets	—	6,848	—	8,285

Adjusted EBITDA	$51,069	$76,928	$102,926	$116,210

(Gain) loss on sale of assets	(4)	(224)	36	(225)
Integration expenses	2,325	3,965	3,743	7,400
Legal advisory expenses (2)	1,055	1,460	1,055	3,000
Changes in deferred revenue	7,631	11,904	22,564	55,047
Impact of reduced fair value of deferred domain registration costs	(525)	(258)	(1,203)	(549)

Previous Adjusted EBITDA	$61,551	$93,775	$129,121	$180,883

(1)	The gain of unconsolidated entities is reported on a net basis for the six months ended June 30, 2016. The six months ended June 30, 2016 includes an $11.4 million gain on our investment in WZ UK Ltd. This gain was generated on January 6, 2016, when we increased our ownership stake in WZ UK Ltd. from 49% to 57.5%, which required a revaluation of our existing investment to its implied fair value. This $11.4 million gain was partially offset by our proportionate share of net losses from unconsolidated entities of $1.0 million.
(2)	Consists of legal and related advisory expenses associated with securities class action litigation and related matters and the SEC subpoenas received by us and Constant Contact in December 2015.

The following table reflects the reconciliation of cash flow from operations calculated in accordance with GAAP to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
GAAP cash flow from operations	$46,009	$53,843	$96,232	$65,615
Less:
Capital expenditures and capital lease obligations (1)	(8,205)	(12,278)	(16,384)	(23,857)

Free cash flow	$37,804	$41,565	$79,848	$41,758

(1)	Capital expenditures during the three and six months ended June 30, 2015 includes $0.9 million and $1.9 million principal payments under a three year capital lease for software. Capital expenditures during the three and six months ended June 30, 2016 includes $1.5 million and $2.9 million of principal payments under a two year capital lease for software. The remaining balance on the capital lease is $10.2 million as of June 30, 2016.

Following the second quarter, the company will no longer present adjusted revenue, and has therefore changed its average revenue per subscriber (ARPS) definition such that it is now based on GAAP revenue rather than adjusted revenue. Please see the Appendix to this earnings release for a presentation of the company’s revised definition of ARPS for prior periods, as well as a reconciliation of the revised definition to the previous definition.

The following table reflects the calculation of the revised definition of ARPS and the reconciliation of revenue calculated in accordance with GAAP to adjusted revenue and the previous definition of ARPS (all data in thousands, except ARPS data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
GAAP revenue	$182,431	$290,713	$359,749	$527,826

Total subscribers	4,394	5,480	4,394	5,480
Average subscribers for the period	4,272	5,463	4,205	5,274
Average revenue per subscriber (ARPS) (revised definition, GAAP basis)	$14.23	$17.74	$14.26	$16.68

GAAP revenue attributable to Constant Contact	—	$94,672	—	$133,737
GAAP revenue excluding Constant Contact	$182,431	$196,041	$359,749	$394,089

Total subscribers excluding Constant Contact	4,394	4,929	4,394	4,929
Average subscribers excluding Constant Contact	4,272	4,906	4,205	4,838
ARPS excluding Constant Contact (revised definition, GAAP basis)	$14.23	$13.32	$14.35	$13.58

GAAP revenue	$182,431	$290,713	$359,749	$527,826
Purchase accounting adjustment	856	1,869	2,251	17,712

Adjusted revenue	$183,287	$292,582	$362,000	$545,538

Average revenue per subscriber (ARPS) (previous definition, adjusted revenue basis)	$14.30	$17.85	$14.35	$17.24

Adjusted revenue excluding Constant Contact	$183,287	$197,404	$362,000	$397,637
ARPS excluding Constant Contact (previous definition, adjusted revenue basis)	$14.30	$13.41	$14.35	$13.70

Reconciliation of Updated Fiscal Year 2016 Guidance (as of August 2, 2016)

The following tables reflect the reconciliation of fiscal year 2016 estimated net loss calculated in accordance with GAAP to updated fiscal year 2016 guidance for adjusted EBITDA (previous and revised definitions). All figures shown are approximate.

Closing date basis* ($ in millions):	Twelve Months Ending December 31, 2016
Estimated net loss	$(70)
Estimated interest expense (net)	153
Estimated income tax expense (benefit)	(140)
Estimated depreciation	63
Estimated amortization of acquired intangible assets	142
Estimated stock-based compensation	68
Estimated restructuring expenses	21
Estimated transaction expenses and charges	35
Estimated (gain) loss of unconsolidated entities	(10)
Estimated impairment of other long-lived assets	8
Adjusted EBITDA guidance– closing date basis		$270

Estimated (gain) loss on sale of assets	—
Estimated integration expenses	15
Estimated legal advisory expenses	6
Estimated change in deferred revenue	80
Estimated impact of reduced fair value of deferred domain registration costs	(1)
Previous adjusted EBITDA(1) guidance, calculated under previous definition - closing date basis		$370

(1)	The updated guidance (at August 2, 2016) under the previous definition is $30 million less than the Company’s prior guidance (at May 3, 2016) under the previous definition.

Pro forma basis** ($ in millions):	Twelve Months Ending December 31, 2016
Estimated net loss	$(58)
Estimated interest expense (net)	164
Estimated income tax expense (benefit)	(138)
Estimated depreciation	65
Estimated amortization of acquired intangible assets	150
Estimated stock-based compensation	70
Estimated restructuring expenses	21
Estimated transaction expenses and charges	3
Estimated (gain) loss of unconsolidated entities	(10)
Estimated impairment of other long-lived assets	8
Adjusted EBITDA guidance – pro forma basis		$275

Estimated (gain) loss on sale of assets	—
Estimated integration expenses	15
Estimated legal advisory expenses	6
Estimated change in deferred revenue	80
Estimated impact of reduced fair value of deferred domain registration costs	(1)
Previous adjusted EBITDA(1)guidance, calculated under previous definition – pro forma basis		$375

(1)	The updated guidance (at August 2, 2016) under the previous definition is $30 million less than the Company’s prior guidance (at May 3, 2016) under the previous definition.

The following table reflects the reconciliation of fiscal year 2016 estimated cash flow from operations calculated in accordance with GAAP to updated fiscal year 2016 guidance for free cash flow. All figures shown are approximate.

Closing date basis* ($ in millions):	Twelve Months Ending December 31, 2016
Estimated cash flow from operations	$158
Estimated capital expenditures and capital lease obligations	(58)
Free cash flow guidance – closing date basis		$100

The following tables reflect the reconciliation of updated fiscal year 2016 guidance for revenue to updated fiscal year 2016 guidance for adjusted revenue. All figures shown are approximate.

Closing date basis* ($ in millions):	Twelve Months Ending December 31, 2016
Revenue guidance	$1,090
Purchase accounting adjustments	25
Adjusted revenue guidance(1) – closing date basis		$1,115

(1)	The updated guidance (at August 2, 2016) under the previous definition is $60 million less than the Company’s prior guidance (at May 3, 2016) under the previous definition.

Pro forma basis** ($ in millions):	Twelve Months Ending December 31, 2016
Revenue guidance	$1,130
Purchase accounting adjustments	25
Adjusted revenue guidance(1) – pro forma basis		$1,155

(1)	The updated guidance (at August 2, 2016) under the previous definition is $70 million less than the Company’s prior guidance (at May 3, 2016) under the previous definition.

*	Reflects inclusion of Constant Contact results starting on February 10, 2016, the day after the closing of the acquisition.
**	Represents guidance for 2016 as if the acquisition of Constant Contact had occurred on January 1, 2016.

Endurance International Group Holdings, Inc. – Appendix to Q2 Fiscal 2016 Earnings Release

Following the second quarter of 2016, the company will no longer present adjusted EBITDA as previously defined. Going forward, the company has changed the definition of its adjusted EBITDA measure to GAAP net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, (gain) loss of unconsolidated entities, and impairment of other long-lived assets.

The following table presents the company’s revised definition of adjusted EBITDA for prior periods, as well as a reconciliation of adjusted EBITDA as revised to the company’s previous definition of adjusted EBITDA (all data in thousands):

														Six months ended June 30,
	FY2013	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY2015	Q1 2016	Q2 2016	2015	2016
Net (loss) income	($159,846)	($22,469)	($16,132)	($9,443)	($2,808)	($50,852)	$884	($2,071)	($15,351)	($9,232)	($25,770)	$14,081	($33,430)	($1,187)	($19,349)
Interest, net (1)	$92,027	$13,552	$14,088	$14,324	$15,119	$57,083	$14,229	$13,894	$14,517	$15,774	$58,414	$30,237	$40,852	$28,123	$71,089
Income taxes	$(3,596)	$3,439	$1,048	$289	$1,410	$6,186	$978	$2,707	$5,397	$2,260	$11,342	($99,902)	$(13,931)	$3,685	($113,833)
Depreciation	$18,615	$7,046	$7,502	$8,005	$8,403	$30,956	$7,866	$8,229	$8,554	$9,361	$34,010	$13,172	$16,760	$16,095	$29,932
Amortization	$105,915	$24,079	$25,462	$26,247	$26,935	$102,723	$21,298	$22,135	$23,758	$23,866	$91,057	$29,874	$37,823	$43,433	$67,697
Stock-based compensation	$10,763	$3,544	$3,629	$4,189	$4,681	$16,043	$3,971	$6,539	$9,762	$9,653	$29,925	$18,388	$15,024	$10,510	$33,412
Restructuring expenses	—	—	$1,247	$2,166	$1,047	$4,460	—	—	$1,194	$295	$1,489	$11,602	$5,663	—	$17,265
Transaction expenses and charges	$45,036	$1,363	$757	$1,786	$881	$4,787	$1,523	$1,618	$1,461	$4,980	$9,582	$31,120	$978	$3,141	$32,098
(Gain) loss of unconsolidated entities	$2,067	($21)	($89)	$84	$87	$61	$1,108	($1,982)	$4,550	$5,524	$9,200	($10,727)	$341	($874)	($10,386)
Impairment of other long-lived assets	—	—	—	—	—	—	—	—	—	—	—	$1,437	$6,848	—	$8,285
Adjusted EBITDA	$110,981	$30,533	$37,512	$47,647	$55,755	$171,447	$51,857	$51,069	$53,842	$62,481	$219,249	$39,282	$76,928	$102,926	$116,210

(Gain) loss on sale of assets, and other	$309	$6	$68	($365)	$123	($168)	$40	($4)	($191)	—	($155)	($1)	($224)	$36	($225)
Legal advisory expenses	—	—	—	—	—	—	—	$1,055	$133	$161	$1,349	$1,540	$1,460	$1,055	$3,000
Integration expenses	$45,594	$3,196	$6,728	$3,000	$2,543	$15,467	$1,418	$2,325	$6,576	$4,454	$14,773	$3,435	$3,965	$3,743	$7,400
Changes in deferred revenue	$51,047	$31,394	$18,523	$12,015	$5,722	$67,654	$14,933	$7,631	$6,640	$5,037	$34,241	$43,143	$11,904	$22,564	$55,047
Impact of reduced fair value of domain registry costs	—	($6,002)	($6,335)	($4,255)	($2,190)	($18,782)	($678)	($525)	($442)	($360)	($2,005)	($291)	($258)	($1,203)	($549)
Previous adjusted EBITDA	$207,931	$59,127	$56,496	$58,042	$61,953	$235,618	$67,570	$61,551	$66,558	$71,773	$267,452	$87,108	$93,775	$129,121	$180,883

(1)	Interest, net includes the impact of amortization of deferred financing costs and original issuance discounts.

Endurance International Group Holdings, Inc. – Appendix to Q2 Fiscal 2016 Earnings Release (cont.)

Following the second quarter of 2016, the company will no longer present adjusted revenue, and has therefore changed its average revenue per subscriber (ARPS) definition such that it is now based on GAAP revenue rather than adjusted revenue.

The following table presents the company’s revised definition of ARPS for prior periods, as well as a reconciliation of the revised definition to its previous definition of ARPS (all data in thousands, except ARPS data):

															Six months ended June 30,
	FY2013		Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY2015	Q1 2016	Q2 2016	2015	2016
GAAP revenue	$520,296		$145,750	$151,992	$160,167	$171,936	$629,845	$177,318	$182,431	$188,523	$193,043	$741,315	$237,113	$290,713	$359,749	$527,826
Total subscribers	3,502		3,654	3,747	3,841	4,087	4,087	4,206	4,394	4,482	4,669	4,669	5,446	5,480	4,394	5,480
Average subscribers for the period	3,363		3,591	3,701	3,794	3,951	3,753	4,147	4,272	4,438	4,587	4,358	5,128	5,463	4,205	5,274
ARPS (revised definition, GAAP)	$12.89		$13.53	$13.69	$14.07	$14.51	$13.98	$14.25	$14.23	$14.16	$14.03	14.18	$15.41	$17.74	$14.26	$16.68
Purchase accounting adjustment	$7,311		$7,021	$7,046	$4,763	$3,270	$22,100	$1,395	$856	$1,773	$1,700	$5,724	$15,843	$1,869	$2,251	17,712
Adjusted revenue	$528,119	*	$152,771	$159,038	$164,930	$175,206	$651,945	$178,713	$183,287	$190,296	$194,743	$747,039	$252,956	$292,582	$362,000	$545,538
Average subscribers for the period	3,363		3,591	3,701	3,794	3,951	3,753	4,147	4,272	4,438	4,587	4,358	5,128	5,463	4,205	5,274
ARPS (previous definition, adjusted revenue)	$13.09		$14.18	$14.33	$14.49	$14.78	$14.48	$14.37	$14.30	$14.29	$14.15	$14.29	$16.44	$17.85	$14.35	$17.24

Average subscribers for the period, excluding Constant Contact													4,812	4,906	4,205	4,838
GAAP revenue excluding Constant Contact													$198,048	$196,041	$359,749	$394,089
ARPS (revised definition, GAAP) excluding Constant Contact													$13.72	$13.32	$14.35	$13.58

Adjusted revenue excluding Constant Contact													$200,233	$197,404	$362,000	$397,637
ARPS (previous definition, adjusted revenue ) excluding Constant Contact													$13.87	$13.41	$14.35	$13.70

*	Fiscal 2013 adjusted revenue also includes $512 of pre-acquisition revenue from acquired properties.